                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

     The following table sets forth certain information concerning the principal subsidiaries of the Company.

                                                                       State or Other
     Name                                                      Jurisdiction of Incorporation
     ----                                                      -----------------------------
     All-Glass Aquarium Co., Inc.                                        Wisconsin
     Four Paws Products, Ltd.                                            New York
     Kaytee Products Incorporated                                        Wisconsin
     Norcal Pottery Products, Inc.                                       California
     Pennington Seed, Inc. of Delaware                                   Delaware
     TFH Publications, Inc.                                              Delaware
     Wellmark International                                              California

     The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.